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EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Renal Treatment Centers, Inc. (the "Company") on Form S-3 of our reports dated
(i) March 20, 1996, which includes reference to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, respectively, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, (ii) March 20, 1996, except for the combination described in Note 2, for which the date is August 19, 1996, which includes reference to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, respectively, on our audits of the supplemental consolidated financial statements and financial statement schedule of the Company as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which have been prepared to give retroactive effect to the merger of the Company and Panama City Artificial Kidney Center, Inc. and North Florida Artificial Kidney Center, Inc. (PCAKC/NFAKC Group) on July 23, 1996, which has been accounted for as a pooling-of-interests, as described in Note 2 to the consolidated financial statements, (iii) March 20, 1996, except for the combination described in Note 2, for which the date is August 19, 1996, which includes reference to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, respectively, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which have been prepared to give retroactive effect to the merger of the Company and PCAKC/NFAKC Group on July 23, 1996, which has been accounted for as a pooling-of-interests, as described in Note 2 to the consolidated financial statements, (iv) June 26, 1996 on our audit of the combined statements of the KCDC/KCCC Group as of December 31, 1995 and for the year then ended, and (v) August 7, 1996 on our audit of the combined financial statements of PCAKC/NFAKC Group as of December 31, 1995 and for the year then ended, which reports are incorporated herein by reference.

We also consent to the reference in this registration statement of Form S-3 to our Firm under the caption "Experts."



Coopers & Lybrand L.L.P.
600 Lee Road
Wayne, Pennsylvania
February 6, 1997